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                                                                    EXHIBIT 23.4

                             CONSENT OF LYON & LYON

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and the related Prospectus of Geron Corporation for the registration of shares of its Common Stock.

                                     LYON & LYON


                                     /s/ LYON & LYON

LOS ANGELES, CALIFORNIA

JULY 25, 1996